SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               ------------------


                         Date of Report: AUGUST 8, 2003


                           IVP TECHNOLOGY CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


           NEVADA                      000-30397                 65-6998896
           ------                      ---------                 ----------
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

                    2275 LAKESHORE BOULEVARD WEST, SUITE 401
                            TORONTO, ONTARIO, M8V 3Y3
                            -------------------------
                    (Address of principal executive offices)

                                 (416)-255-7578
                                 --------------
                (Registrant's Executive Office Telephone Number)






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ITEM 9.  REGULATION FD DISCLOSURE

         On August 6, 2003, IVP Technology d/b/a ActiveCore Technologies announced that it signed a letter of intent with E Communities UK Limited for placement of mobile games and ring tones sales channel operated by ActiveCore on 124 community portals in the United Kingdom operated by Touch Plc. ActiveCore also announced that it intends to purchase a 15% interest in E Communities UK Limited by September 30, 2003, subject to due diligence and board approval. The purchase price is expected to be equal to 225,000 pounds sterling payable by the issuance of shares of ActiveCore's common stock. A copy of the press release is attached as Exhibit 99.1.


ITEM 7.  EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION
-----------  -------------------------------------------------------------------
99.1         Press Release dated as of August 6, 2003




FORWARD-LOOKING STATEMENTS

         Statements contained in this Form 8-K regarding IVP Technology's letter of intent and other planned events are forward looking statements. These statements are subject to uncertainties and risks, many of which are beyond IVP Technology's control, including, but not limited to, reliance on key markets, suppliers, and products, currency fluctuations, dependence on key personnel and trade restrictions, each of which may be impacted, among other things, by economic, competitive or regulatory conditions. These and other applicable risks are summarized under the caption "Risk Factors" in IVP Technology's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on February 14, 2003. Forward-looking statements by their nature involve substantial risks and uncertainties. As a result, actual results may differ materially depending on many factors, including those described above. IVP Technology cautions that historical results are not necessarily indicative of future performance.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2003                      IVP TECHNOLOGY CORPORATION


                                           By:   /S/ BRIAN J. MACDONALD
                                                 -----------------------------
                                           Name: Brian J. MacDonald
                                           Its:  President and CEO


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


                                  EXHIBIT 99.1
                                  PRESS RELEASE




                                       A-1